                                                                     Exhibit 3.2


                          GEO SPECIALTY CHEMICALS, INC.

                               AMENDED REGULATIONS

                            Adopted February 9, 1993

                                    ARTICLE I
                                    ---------
                                  SHAREHOLDERS
                                  ------------

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held in the place described in the Articles of Incorporation as the place where the principal office of the Corporation is or is to be located, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting, at 10:00 o'clock a.m. on the first Tuesday in the fourth month following the end of each fiscal year, if not a legal holiday, or, if a legal holiday, on the next succeeding business day, or at such other date or time as may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be held on any business day when called by the Chairman of the Board, the President, the Board of Directors acting at a meeting, a majority of the directors acting without a meeting, or the persons who hold fifteen-percent of all the shares outstanding and entitled to vote at the meeting. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of the shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto written notice of a meeting to be held on a date not less than seven or more than sixty days after receipt of the request, as that officer may fix; if the notice is not given within seven (7) days after the receipt of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m., and shall be held at any place within twenty-five miles of Cleveland, Ohio designated in the written notice of the meeting.

         SECTION 3. NOTICE OF MEETINGS. Not less than seven or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary, an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give the notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the date on which notice is given or, if a record date therefor is duly fixed, of record as of that date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the Corporation. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

         SECTION 4. QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise sixty-six percent (66%) of the voting power of the Corporation present in person or by proxy shall constitute a quorum for the meeting, except that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion and except that the holders of sixty-six percent (66%) of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

         SECTION 5. ACTION WITHOUT A MEETING. In addition to the provisions of
Article IX for the amendment of these Regulations, or the adoption of new Regulations, by written consent, any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by or on behalf of, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

         SECTION 6. PROXIES. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the Corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

         SECTION 7. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND DIRECTORS. Except as otherwise provided by the Articles or by law, any contract, action, or transaction, prospective or past, of the Corporation or of the Board of Directors or of any director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of sixty-six percent (66%) of the shares held by persons not interested in the contract, action, or transaction and entitled to vote in the election of directors (without regard to voting powers that may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. NUMBER. The Board of Directors shall consist of such number of members (not less, however, than three or, when all of the shares of the Corporation are owned of record by one or two shareholders, not less than the number of shareholders) as the shareholders, at any annual or special meeting called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of sixty-six percent (66%) of the shares that are represented at the meeting and entitled to vote on the proposal, may determine. Whenever the shareholders shall have so determined the number, that number shall be deemed the authorized number of members of the Board of Directors until the number shall again be changed in the manner set forth herein.

         SECTION 2. ELECTION OF DIRECTORS; VACANCIES. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy in the Board of Directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill the vacancy for the unexpired term.

         SECTION 3. TERM OF OFFICE; RESIGNATIONS. Each director shall hold office until the next annual meeting of the shareholders and until his successor is elected or until his earlier resignation, removal from office, or death. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

         SECTION 4. ORGANIZATION OF MEETING. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

         SECTION 6. SPECIAL MEETINGS. Special meetings (including "telephone" meetings) of the Board of Directors may be held at any time within or without the State of Ohio (or through use of telephone or other communications equipment if all persons participating can hear each other) upon call by the Chairman of the Board, the President, a Vice President, or any two directors. Written notice of the time and place of each special meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice shall specify the purposes of the meeting, except that attendance of any director at any special meeting (and participation in a meeting employing telephone or other communications equipment) without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting and except that the notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the Corporation. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

         SECTION 7. QUORUM; ADJOURNMENT. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of sixty-six (66%) of the directors then in office, except that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment shall be given. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as otherwise expressly provided in these Regulations.

         SECTION 8. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

         SECTION 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors shall elect a President, a Secretary, and a Treasurer and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

         SECTION 2. TERM OF OFFICE; VACANCIES. Each officer of the Corporation shall hold office until the next organization meeting of the Board of Directors and until his successor is elected or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 4. PRESIDENT. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, other than meetings at which the Chairman of the Board, if any, presides in accordance with the provisions of the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the Corporation. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 5. VICE PRESIDENTS. The Vice Presidents, if any, shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

         SECTION 6. SECRETARY. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 7. TREASURER. The Treasurer shall receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Corporation, and shall do with this property as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 8. OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

         SECTION 9. DELEGATION OF AUTHORITY AND DUTIES. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV
                                   ----------
                      COMPENSATION OF AND TRANSACTIONS WITH
                      -------------------------------------
                       DIRECTORS, OFFICERS, AND EMPLOYEES
                       ----------------------------------

         SECTION 1. DIRECTORS. Members of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or stated compensated payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors which compensation may be in different amounts for various members of the Board of Directors. No member of the Board of Directors shall be disqualified from being counted in the determination of the presence of a quorum or from acting at any meeting of the Board of Directors by reason of the fact that matters affecting his own compensation as a director, officer, or employee are to be determined.

         SECTION 2. OFFICERS AND EMPLOYEES. The compensation of officers and employees of the Corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the Corporation, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors.

         SECTION 3. TRANSACTIONS WITH DIRECTORS, OFFICERS, AND EMPLOYEES. No contract, act, or transaction shall be void, or be voidable by the Corporation, for the reason that it is between the Corporation and one or more of the directors, officers, or employees of the Corporation or between the Corporation and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the directors, officers, or employees of the Corporation are directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested directors, officers, or employees of the Corporation participate in a vote at the meeting of the Board of Directors that authorizes the contract, act, or transaction if, in any such case, the contract, act, or transaction is approved, ratified, or authorized in the manner prescribed in these Regulations or by law.

                                    ARTICLE V
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

         SECTION 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. DERIVATIVE ACTIONS. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that:

                  (a) no indemnification of a director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

                  (b) no indemnification of an officer, employee, or agent, regardless of his status as a director, shall be made in respect of any claim, issue, or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation;

unless and only to the extent that the Court of Common Pleas or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

         SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article V, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         SECTION 4. OTHER DETERMINATIONS OF RIGHTS. Other than in a situation governed by Section 3 of this Article V, any indemnification under Section 1 or
Section 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2. The determination shall be made in a written opinion (a) by independent legal counsel (compensated by the Corporation) or (b) by the Court of Common Pleas or the court in which the action, suit, or proceeding was brought.

         SECTION 5. ADVANCES OF EXPENSES. Unless the action or suit is one in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted:

                  (a) expenses (including attorney's fees) incurred by a director in defending any action, suit, or proceeding referred to in
         Section 1 or Section 2 of this Article V shall be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees both (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation and (ii) to cooperate with the Corporation concerning the action, suit, or proceeding; and

                  (b) expenses (including attorney's fees) incurred by a director, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article V may be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

         SECTION 6. PURCHASE OF INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity directly on behalf of the Corporation, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.

         SECTION 7. MERGERS. Unless otherwise provided in the agreement of merger pursuant to which there is a merger into this Corporation of a constituent corporation that, if its separate existence had continued, would have been required to indemnify directors, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

         SECTION 8. HEIRS; NON-EXCLUSIVITY. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the Corporation, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the Corporation to indemnify a director, officer, employee, or agent of the Corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office.

                                   ARTICLE VI
                                   ----------
                             CERTIFICATES FOR SHARES
                             -----------------------

         SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Corporation may be facsimile, engraved, stamped, or printed. Although an officer of the Corporation whose manual or facsimile signature is affixed to a certificate ceases to hold that office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

         SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed on or attached to the certificates, and with such proof of the authenticity of the signatures to the assignment and power of transfer as the Corporation or its agents may reasonably require.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed; the Board of Directors may, however, in its discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

                                   ARTICLE VII
                                   -----------
                    AUTHORITY TO TRANSFER AND VOTE SECURITIES
                    -----------------------------------------


         The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer of the Corporation, and each such officer are authorized to sign the name of the Corporation and to perform all acts necessary to effect a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                  ARTICLE XIII
                                  ------------
                                 CORPORATE SEAL
                                 --------------

         The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the Corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the words "corporate seal."

                                   ARTICLE IX
                                   ----------
                                   AMENDMENTS
                                   ----------

         These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise sixty-six percent (66%) of the voting power on that proposal or without a meeting by the written consent of the holders of shares entitling them to exercise sixty-six percent (66%) of the voting power on that proposal. If the Regulations are amended, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.

                                    ARTICLE X
                                    ---------
                             SHAREHOLDERS' AGREEMENT
                             -----------------------

         If there are any inconsistencies between these Regulations and the Shareholders' Agreement, dated as of February 5, 1993, between the Corporation and its shareholders (including any amendments thereto, the "Agreement"), then the Agreement shall be controlling.